Exhibit 10.31

SECOND AMENDMENT to LEASE BETWEEN

E S EAST, LLC (LANDLORD) and KINEMED, INC. (TENANT)

That certain Lease with an Effective Date of October 20, 2012 made by and between E S East, LLC as Landlord and KineMed, Inc., as Tenant (the “Original Lease”), as such was amended via First Amendment with an Effective Date of July 1, 2012 (the “First Amendment”), is hereby amended by the terms of this Second Amendment (the “Second Amendment”). The effective date of this Second Amendment shall be June 15, 2013 (the “Second Amendment Effective Date”). Effective upon the Second Amendment Effective Date, the Original Lease, First Amendment and this Second Amendment shall together constitute and be referred to as the “Lease” for all purposes thereunder.

I.	Landlord and Tenant hereby agree to extend the expiry of the Lease Term by fifty (50) months to become September 30, 2017 (the “Extended Lease Term”).

II.	Up to and including July 31, 2013, Monthly Base Rent shall be as called for in the First Amendment. Effective August 1, 2013, Monthly Base Rent shall be as follows:

PERIOD	MONTHLY BASE RENT

8/1/13 - 8/31/13	$0.00
9/1/13 - 7/31/14	$9,674.00
8/1/14 - 7/31/15	$9,964.22
8/1/15 - 8/31/15	$0.00
9/1/15 - 7/31/16	$10,263.15
8/1/16 - 7/31/17	$10,571.04
8/1/17 - 7/31/17	$10,888.17
8/1/17 - 9/30/17	$11,214.82

III.	Tenant shall pay its Pro-Rata Share of all operating expenses and taxes during the existing and Extended Lease Term based on the full 3,455 rentable square footage of the Premises.

IV.	Article 21 of the Lease regarding Landlord's relocation rights shall be revised such that Landlord shall be requires to give Tenant one hundred eighty (180) days advance notice of any such relocation. As stated in Article 21 of the Lease, qualifying relocation properties shall be limited to the City of Emeryville.

V.	Promptly following the mutual execution of this Second Amendment, Landlord shall, at its sole cost and expense, make the following improvements to Tenant's Premises: Increase the size of the three maintenance access ports in the cage wash area pursuant to the drawing attached hereto as Exhibit A.

VI.	Tenant hereby represents to Landlord that it has been represented by Jonathan Tomasco of Cornish & Carey in this transaction and that no brokerage commission will be payable to any other tenant broker or representative as a result hereof.

VII.	Except for those terms outlined herein, all other terms and conditions of the Lease shall apply.

In witness hereof, the parties have executed this Second Amendment.

TENANT:		LANDLORD:

KineMed, Inc., a Delaware Corporation.		E S East, LLC, a California Limited Liability Company

By:	/s/ David M. Fineman	By:	/s/ Richard K. Robbins

Print Name:	David Fineman	Print Name:	Richard K. Robbins

Its:	Pres & CEO	Its:	Managing Member
6/13/2013

EXHIBIT A

19"
16"
45"
78"
1-1/2" x 1-1/2"
14ga. s/s angle

USE FOR ARCHITECT / ENGINEER / CONTRACTOR APPROVAL

JOB NAME ____________ DATE ____________

MODEL No. ____________ QTY ____________

CUSTOMER ____________

CONTRACTOR ____________

ARCHITECT / ENGINEER ____________

BERLIN

43 SOUTH LINDEN AVE.
SOUTH SAN FRANCISCO, CA
WWW.BERLINUSA.COM

S/S ACCESS PANELS

DATE: 4-17-13

DWG: #04602

19"
16"
48"
78"
1-1/2" x 1-1/2"
14ga. s/s angle

USE FOR ARCHITECT / ENGINEER / CONTRACTOR APPROVAL

JOB NAME ______________ DATE ______________

MODEL No. ______________ QTY ______________

CUSTOMER ______________

CONTRACTOR ______________

ARCHITECT / ENGINEER ______________

BERLIN

43 SOUTH LINDEN AVE.
SOUTH SAN FRANCISCO, CA 94080
PH [illegible] FAX [illegible]
WWW.BERLINUSA.COM

S/S ACCESS PANELS

DATE: 4-17-13

DWG: #04602